Exhibit 99.1

Atossa Genetics Announces 2014 Financial Results

and Provides Company Update

Conference Call to be Held Today at 4:30 pm Eastern Time

SEATTLE, March 30, 2015 -- Atossa Genetics, Inc. (NASDAQ: ATOS) today announced 2014 financial results and provided an update on recent company developments.

Steve Quay, President and CEO, commented, “2014 was a pivotal year for Atossa. We developed and began to execute on a new strategy to obtain a CE-mark for our ForeCYTE Breast Aspirator and to launch the device in the EU and to commercialize the FullCYTE Breast Aspirator in the U.S. We launched a new pharmacogenomics test in the last quarter of 2014 with the goal of developing a non-dilutive cash flow for our business. Our achievements in 2014 positioned us well to accomplish our 2015 key objectives, which are:

•	Launching and commercializing the FullCYTE Breast Aspirator in the U.S. market.

•	Launching and commercializing the CE-marked ForeCYTE Breast Aspirator in the EU.

•	Achieving top-line combined gross revenue of $8.0 million from medical device sales and laboratory services, including our pharmacogenomics test offering.

•	Initiating pharmaceutical clinical trials in women for the treatment of serious breast diseases via local delivery of pharmaceuticals, potentially reducing systemic adverse events.

We have now made significant progress towards accomplishing these objectives. We have launched the ForeCYTE Breast Aspirator in the EU, launched the FullCYTE Breast Aspirator in the U.S. and we are on track to achieving or exceeding our $8 million gross revenue target in 2015,” Dr. Quay continued.

Recent Corporate Developments

Important recent corporate developments include the following:

•	Launched the ForeCYTE Breast Aspirator in the EU.

•	Launched the FullCYTE Breast Aspirator in the U.S.

•	Atossa’s subsidiary, The National Reference Laboratory for Breast Health, Received Accreditation from the College of American Pathologists.

•	Two Leading National Distributors now offer the FullCYTE Breast Aspirator in the United States.

•	Received CE Mark for the ForeCYTE Breast Aspirator Device in the EU.

•	Received Quality Registration Certificates ISO 13485:2003; EN ISO 13485:2012 and AC:2012 (Canadian); and ISO 9001:2008.

•	The NRLBH Processed and Reported 527 Pharmacogenomics Tests in 2014.

•	Launched a Pharmacogenomic Test in October 2014 Which Generated $525,954 in Total Revenue in 2014.

Fourth Quarter 2014 Financial Results

Revenue for the year ended December 31, 2014, totaled $525,954, mainly from pharmacogenomics testing. Total revenue for the year ended December 31, 2013 was $632,558, primarily consisting of NAF cytology tests from January through September 2013. Cost of revenue was $340,658 for the year ended December 31, 2014, compared to $345,519 in 2013.

 For the year ended December 31, 2014, gross profit totaled $185,296, compared to $137,093 in 2013.

Operating expenses for the year ended December 31, 2014 were $14,827,713 consisting of general and administrative (G&A) expenses of $8,625,917, research and development (R&D) expenses of $2,577,465, selling expenses of $1,271,705, and $2,352,626 in impairment of intangibles, representing an increase of $3,905,977, or 36% from $10,921,736 in the same period in 2013, which consisted of G&A expenses of $8,558,835, R&D expenses of $1,105,110, and selling expenses of $1,257,791.

 G&A expenses increased primarily as a result of lower capital raising commissions, lower recall expenses, lower consulting fees, lower advertising and marketing fees and lower bad debt expenses, offset by higher legal and regulatory and higher salaries, director fees and employees benefits. R&D increased primarily as a result of increased expenditures on the development of our new products and tests in the pipeline, including the NextCYTE Test and FullCYTE microcatheters.

We evaluated and reprioritized our R&D pipeline based on recent business strategies, and as a result we have delayed plans to develop and invest further in patents and technologies we acquired in 2012 from Acueity for at least the next year. Because of these changed business plans, we concluded that these assets are partially impaired and recorded $2,352,626 in impairment.

We expect that our G&A and selling expenses will increase in future periods as we hire additional administrative and sales personnel to commercialize the ForeCYTE Breast Aspirator and FullCYTE Breast Aspirator and our pharmacogenomics test, and our other products and services under development. We also expect that our R&D expenses will continue to increase as we add additional full time employees and incur additional costs to continue the development of our products and services, including our planned clinical trials involving a pharmaceutical for the potential local treatment of serious breast health diseases.

Conference Call Information

Management will host a conference call today, March 30, 2015, at 4:30 pm Eastern Time to review the financial results and recent corporate developments. To listen to the call by phone, interested parties within the U.S. may dial 866-652-5200 or 412-317-6060 for international callers. All callers should ask for the Atossa Genetics conference call. The conference call will also be available through a live webcast at www.atossagenetics.com. Details for the webcast may be found on the Company’s IR events page at http://ir.atossagenetics.com/ir-calendar.

A replay of the call will be available one hour after the end of the call through April 30, 2015, and can be accessed via Atossa’s website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay conference ID number is 10062963.

About Atossa Genetics

Atossa Genetics Inc. is focused on improving breast health through the development of laboratory services, medical devices and therapeutics. The laboratory services are being developed by its subsidiary, The National Reference Laboratory for Breast Health, Inc. The laboratory services and the Company's medical devices are being developed so they can be used as companions to therapeutics to treat various breast health conditions. For more information, please visit www.atossagenetics.com.

Forward-Looking Statements

Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with actions by the FDA, the outcome or timing of regulatory approvals needed by Atossa to sell its products, responses to regulatory matters, Atossa's ability to achieve its objectives, continue to manufacture and sell its products, recalls of products, the safety and efficacy of Atossa's products and services, performance of distributors, whether Atossa can launch and commercialize in the United States and foreign markets the additional tests, devices and therapeutics in its pipeline in a timely and cost effective manner, and other risks detailed from time to time in Atossa's filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time. Atossa does not undertake any obligation to update any forward looking statement.

Contact:

Atossa Genetics, Inc.

Kyle Guse

CFO and General Counsel

(O) 800-351-3902

Kyle.Guse@atossagenetics.com

Investor Relations:

CorProminence LLC

Scott Gordon

President

516-222-2560

scottg@corprominence.com

ATOSSA GENETICS, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2014	2013
Assets

Current assets
Cash and cash equivalents	$8,500,718	$6,342,161
Accounts receivable, net	297,958	139,072
Prepaid expenses	247,207	280,627
Inventory, net	39,788	-
Total current assets	9,085,671	6,761,860

Furniture and equipment, net	357,532	163,147
Intangible assets, net	1,920,645	4,395,633
Deferred financing costs	351,961	651,961
Other assets	48,193	36,446
Total assets	$11,764,002	$12,009,047

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$594,357	$248,142
Accrued expenses	444,861	295,310
Deferred rent	-	48,157
Payroll liabilities	1,056,705	580,645
Product recall liabilities	-	211,493
Short-term lease obligations	76,025	9,681
Other current liabilities	42,228	8,148
Total current liabilities	2,214,176	1,401,576

Deferred rent, net of current portion	2,483	-
Long-term lease obligations	49,216	5,820
Total liabilities	2,265,875	1,407,396

Commitments and contingencies

Stockholders' equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock - $.001 par value; 75,000,000 shares authorized, 24,564,058 and 18,574,334 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	24,564	18,574
Additional paid-in capital	44,648,103	31,099,691
Accumulated deficit	(35,174,540)	(20,516,614)
Total stockholders' equity	9,498,127	10,601,651

Total liabilities and stockholders' equity	$11,764,002	$12,009,047

ATOSSA GENETICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2014	2013
Revenue
Diagnostic testing service	$525,954	$409,118
Product sales	-	223,440
Total revenue	525,954	632,558

Cost of revenue
Diagnostic testing service	340,658	105,764
Product sales	-	239,755
Total cost of revenue	340,658	345,519
Loss on obsolete inventory	-	149,946
Gross profit	185,296	137,093

Selling expenses	1,271,705	1,257,791
Research and development expenses	2,577,465	1,105,110
General and administrative expenses	8,625,917	8,558,835
Impairment of intangible assets	2,352,626	-
Total operating expenses	14,827,713	10,921,736
Operating loss	(14,642,417)	(10,784,643)
Interest income	260	295
Interest expense	(15,769)	(360)
Net loss before income taxes	(14,657,926)	(10,784,708)
Income taxes	-	-
Net loss	$(14,657,926)	$(10,784,708)
Loss per common share - basic and diluted	$(0.61)	$(0.70)
Weighted average shares outstanding, basic and diluted	24,038,578	15,484,414